UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 17, 2012

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2012, the registrant received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) stating that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to file timely with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for its fiscal year ended March 31, 2012 (the “2012 Form 10-K”). The 2012 Form 10-K was required to be filed by the registrant on July 16, 2012 to be timely filed with the Commission.  Pursuant to the letter, the registrant was required to submit a plan to regain compliance with the Nasdaq’s listing standards by September 17, 2012.

Subsequently, on July 19, 2012, the registrant filed its 2012 Form 10-K with the Commission and, on July 20, 2012, the registrant received a second letter from Nasdaq stating that the registrant had regained compliance with the Nasdaq’s applicable listing standards and that the matter was therefore closed.  To the registrant’s knowledge, no further action is required with respect to this matter in order to remain uninterrupted its listing on the Nasdaq Stock Market.

The registrant issued a press release on July 23, 2012 with respect to the foregoing matters. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued by the registrant on July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued by the registrant on July 23, 2012.